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                                                                     EXHIBIT 10

                              STANDSTILL AGREEMENT


          This Standstill Agreement is entered into as of February 12, 1999, between United Pan-Europe Communications, N.V., a company formed under the laws of the Netherlands, (the "Company") and Microsoft Corporation, a Washington corporation (the "Stockholder").

                                   Background
                                   ----------

          The Stockholder proposes to acquire approximately 10,000,000 shares of the Company's ordinary shares either directly or in the form of American Depository Shares ("ADSs") and may in the future acquire warrants to purchase additional shares. Shares of the Company beneficially owned by Stockholder, including, without limitation, any ADSs or shares that may be purchased by the Stockholder pursuant to the exercise of warrants, are referred to in this Agreement as the "Shares." If Stockholder purchaser all Shares contemplated, Stockholder will own approximately 8 percent of the outstanding ordinary shares and may acquire warrants to purchase an additional 3 percent of the outstanding ordinary shares. To induce the Company to sell the Shares to the Stockholder, the Stockholder has agreed to the restrictions set forth below on the acquisition, ownership and disposition of Equity Securities (as defined below) by the Stockholder or its Affiliates (as defined below).

                                   Agreement
                                   ---------

          The Company and the Stockholder agree as follows:

          Section 1.  Definitions.  As used in this Agreement, the following
                      -----------
terms have the meanings indicated below.

          Acquisition.  As defined in Section 2(a).
          -----------

          Affiliate.  An Affiliate of a specified person means each person or
          ---------
entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

          Beneficial Ownership and Derivative Terms.  As determined pursuant to
          -----------------------------------------
Rule 13d-3 under the Exchange Act and any successor regulation, except that in calculating Beneficial Ownership, notwithstanding any such rule or regulation, there shall be given effect to the issuance of such Equity Securities as may be issuable upon the exercise, conversion or exchange of Rights beneficially owned by such person or Group (if immediately exercisable) but not any other Rights. For purposes of determining the Equity Securities or Rights beneficially owned by any person or Group, the Equity Securities or Rights beneficially owned by the Stockholder and any other person that is a party to this Agreement shall be included.
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          Disinterested Director.  Any member of the Supervisory Board of the
          ----------------------
Company who is not (i) an Affiliate or associate (as such term is defined in the rules under the Exchange Act) of any member of the Stockholder Group or (ii) a designee or representative of the Stockholder.

          Disposition.  As defined in Section 4(a).
          -----------

          Equity Securities.  Ordinary shares of the Company and any other
          -----------------
shares that are entitled to vote generally at a general meeting of shareholders (including those represented by ADSs).

          Exchange Act.  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations thereunder.

          Group.  As defined in Section 13(d) of the Exchange Act and the rules
          -----
and regulations thereunder.

          Maximum Percentage.  Fifteen percent of the number of outstanding
          ------------------
Equity Securities of the Company.

          Rights.  Securities of the Company (which may include Equity
          ------
Securities) exercisable, convertible or exchangeable for or into Equity Securities (with or without consideration) or that carry any right to subscribe for or acquire Equity Securities.

          Securities Act.  The Securities Act of 1933, as amended, and the rules
          --------------
and regulations thereunder.

          Shares.  As defined under Background.
          ------

          Stockholder Equity Securities.  The Equity Securities and Rights
          -----------------------------
beneficially owned from time to time by the Stockholder or any of its Affiliates.

          Stockholder Group.  The Stockholder, each of its Affiliates and all
          -----------------
members of any Group of which the Stockholder or any of its Affiliates is a member.

          Term.  The term of this agreement shall be for a period of five (5)
          ----
years from the date of acquisition of the initial ADSs by Stockholder.

          Voting Power.  The number of votes an Equity Security has in a general
          ------------
election of Directors.

          Section 2.  Acquisition of Equity Securities or Rights.  (a)(i)
                      ------------------------------------------
Except as specifically permitted by this Section 2 or as specifically consented to by a majority of the Disinterested Directors, the Stockholder shall not, and shall cause each of its Affiliates not to, directly or indirectly acquire beneficial ownership of any Equity Securities or Rights (an

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"Acquisition") during the Term if the Stockholder Group then beneficially owns, or after such Acquisition would beneficially own, in the aggregate, Shares constituting more than the Maximum Percentage.

               (ii) The Stockholder shall not be in breach of this Section 2 solely because the Stockholder Group becomes the beneficial owners of a number of shares exceeding the Maximum Percentage after and solely because of (A) any action taken by the Company (including, without limitation, the repurchase or redemption by the Company of Equity Securities or Rights, the issuance of Equity Securities pursuant to an offer by the Company to its security holders of rights to subscribe for Equity Securities or the declaration by the Company of a dividend in respect of any class of Equity Securities payable at the election of such security holders either in cash or in Equity Securities) in respect of which no member of the Stockholder Group shall have taken any action except as permitted to be taken by holders of Equity Securities or Rights in their capacities as such (including, without limitation, an election not to tender any Stockholder Equity Securities pursuant to any such offer to repurchase, an election to purchase Equity Securities or Rights pursuant to any such subscription offer or an election to be paid a dividend in respect of Stockholder Equity Securities in Equity Securities or Rights instead of cash); or (B) after any other action taken by the Company to reduce the number of outstanding Equity Securities.

          (b) During the Term the Stockholder shall not, and shall cause each of its Affiliates not to, solicit proxies with respect to Equity Securities or become a participant in a solicitation of proxies with respect to Equity Securities, in either case within the meaning of Regulation 14A under the Exchange Act (or any successor regulation).

          (c) During the term the Stockholder shall not, and shall cause each of its Affiliates not to, participate in concert with any Group with respect to Equity Securities if the combined Voting Power of the Equity Securities of Stockholder and such Group would exceed the Maximum Percentage of the Voting Power of all outstanding Equity Securities.

          (d) During the Term the Stockholder shall not, and shall cause each of its Affiliates not to, deposit any Stockholder Equity Securities in any voting trust or subject any Stockholder Equity Securities to a voting agreement or other arrangement with similar effect.

          (e) If the Stockholder Group acquires beneficial ownership of any Equity Securities (other than the initial purchase of Shares) or Rights, during the Term the Stockholder shall give notice to the Company as provided in Section 5 of this Agreement. If such Equity Securities are acquired by an Affiliate during the Term that has not previously delivered to the Company an undertaking pursuant to Section 4(c) of this Agreement, the Stockholder shall promptly cause such Affiliate to deliver to the Company an undertaking to be bound by all provisions of this Agreement applicable to the Stockholder. The Stockholder has separately disclosed the extent and nature of any beneficial ownership of Equity Securities by the Stockholder or its Affiliates as of the date of this Agreement.

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          3.   Disposition in Case of Excess Voting Power.  (a)  Subject to
               ------------------------------------------
Section 3(c), if the number of Equity Securities or the Voting Power of the Equity Securities in relation to the outstanding Equity Securities beneficially owned by the Stockholder Group exceeds in the aggregate the Maximum Percentage at any time then, in addition to any remedies that the Company may have for any breach of this Agreement, the Company shall have the remedies specified in
Section 3(b).

               (b) (i) the Stockholder Group shall, as promptly as commercially practicable, dispose of a number of Equity Securities sufficient to reduce the total Voting Power of the outstanding Equity Securities beneficially owned by the Stockholder Group to a percentage less than or equal to the Maximum Percentage, and

                   (ii) until making the disposition required by Section 3(b)(i) above, the Stockholder Group shall cause persons duly authorized to vote the number of Stockholder Equity Securities in excess of the Maximum Percentage (the "Excess Securities") entitled to vote to be present at all meetings of the stockholders of the Company at which such Stockholder Equity Securities shall be entitled to vote, or shall cause proxies to be present at all such meetings, to enable all such Excess Securities to be counted for quorum purposes, and shall cause all such Excess Securities to be voted with respect to any matter submitted for approval of the stockholders of the Company at such meetings either (A) in the manner recommended by the Board of Directors of the Company with the approval of a majority of the Disinterested Directors or (B) in the same proportion as the holders of the remaining Equity Securities voting on any matter vote with respect to such matter.

               (c) This Section 3 shall apply to the Stockholder Group and each other person or Group that is or becomes a party to this Agreement in the following manner. If any Acquisition or Disposition by the Stockholder Group results in a violation described in Section 3(a) of this Agreement, the Stockholder and its Affiliates shall comply with Section 3(b). If any Acquisition or Disposition by another person or Group results in a violation of this Agreement described in Section 3(a) without any Acquisition or Disposition on the part of the Stockholder Group, such person or Group shall comply with
Section 3(b) and the Stockholder and its Affiliates need not do so.

          Section 4.  Dispositions of Shares.  (a)  During the Term except as
                      ----------------------
provided below in Section 4(b), the Stockholder shall not, and shall cause each of its Affiliates not to, transfer beneficial ownership of any Equity Securities or Rights (including without limitation a pledge) (a "Disposition"), to a person or Group, unless the person or Group acquiring such Equity Securities or Rights first executes and delivers to the Company an undertaking to be bound by all provisions of this Agreement applicable to the Stockholder as though such person or Group were the Stockholder. During the Term the Stockholder shall not, and shall cause each of its Affiliates not to, pledge or otherwise encumber any Equity Securities or Rights without making arrangements satisfactory to the Company to ensure that any transfer upon foreclosure or similar action will satisfy the requirements of the preceding sentence. Any attempted transfer in violation of this Agreement shall be void.

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               (b) Section 4(a) shall not apply to (i) a transfer to one or more underwriters in connection with a bona fide public offering registered under the Securities Act (ii) transfers in the open market (except block sales), (iii) block sales provided that the Stockholder knows the identity of the ultimate purchaser or purchasers and has no reason to believe that such person or Group (including such person) would acquire as a result of such a transfer or transfers beneficial ownership of more than 15% of the outstanding units or Voting Power of Equity Securities of the Company (iv) bona fide transactions (after the first six (6) months following commencement of the Term) with nationally recognized investment firms that constitute hedges in the market place of the Equity Securities or (v) pursuant to any tender or exchange offer approved by the Supervisory Board of the Company or in connection with any merger or consolidation in which the Company is acquired or pursuant to a plan of liquidation of the Company.

               (c) If during the Term, Stockholder and any of its Affiliates transfer Equity Securities exceeding 7.5% of the outstanding Equity Securities in a single block transaction (or a series of transactions with the same purchaser substantially equivalent to a block transaction) the restrictions in this Agreement shall apply to the purchaser who shall sign and deliver to the Company as a condition to the transfer an agreement containing such restrictions.

               (d) The Stockholder and any of its Affiliates may transfer any or all the Equity Securities or Rights owned by it to one or more Affiliates of the Stockholder if any such Affiliates acquiring Equity Securities first executes and delivers to the Company an undertaking to be bound by all provisions of this Agreement applicable to the Stockholder.

          Section 5.  Reporting Requirements.  (a)  The Stockholder shall give,
                      ----------------------
and shall cause each of its Affiliates to give, written notice to the Company of any Acquisition or Disposition of Equity Securities or Rights by any member of the Stockholder Group not later than the tenth business day following the end of the calendar month in which such Acquisition or Disposition occurred. Such notice shall state the date of each such Acquisition or Disposition, the number and type of Equity Securities or Rights involved in each such Acquisition and Disposition and, in the case of each Acquisition, the identity of the person acquiring beneficial ownership of such Equity Securities or Rights and in the case of each Disposition, to the extent known, the identity of the persons acquiring Equity Securities or Rights in each such Disposition. The Stockholder shall comply and shall cause each of its Affiliates to comply, with their respective obligations under Section 13 of the Exchange Act as relates to beneficial ownership of the Company's equity securities.

               (b) The Stockholder shall promptly (but in any event within three business days) give the Company notice of any change of control of the Stockholder or any of its Affiliates that beneficially own Equity Securities, or any change in control of any other member of the Stockholder Group that comes to the Stockholder's attention or any change in the composition of the Stockholder Group affecting the determination of Beneficial Ownership.

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          Section 6.  Legend.  (a)  The Company shall cause a legend
                      ------
substantially to the following effect to be placed on each certificate representing any Equity Securities or Rights issued to the Stockholder or its
Affiliates:

               "The right to attend, and vote the securities represented by this certificate at, any meeting of the stockholders of United Pan-European Communications, N.V. (the "Company") is subject to a Standstill Agreement dated February __, 1999, among the Company and Microsoft Corporation, a copy of which is available from the Company upon request, and any sale, pledge, hypothecation, transfer, assignment or other disposition of such securities is subject to such Agreement."

               (b) Upon surrender to the Company of any certificate representing any Equity Securities or Rights disposed of by the Stockholder or any Affiliate of the Stockholder in a transaction not subject to Section 4 of this Agreement, the Company shall promptly cause to be issued (i) to the transferee or transferees of such Equity Securities or Rights one or more certificates without the legend set forth in Section 6(a) above and (ii) to the holder of Equity Securities or Rights represented by such certificates so surrendered one certificate representing such Equity Securities or Rights, if any, as shall not have been so disposed of, with the legend set forth in Section 6(a). Upon termination of the obligations of the parties under Sections 1, 2, 3, 4 and 5 of this Agreement pursuant to Section 8 below and the surrender to the Company of any certificate representing Equity Securities or Rights, the Company shall cause to be issued to the holder of such Equity Securities or Rights one or more certificates without the legend set forth in Section 6(a).

          Section 7.  Remedies.  The parties each acknowledge and agree that in
                      --------
the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

          Section 8.  Termination.  The obligations of the parties under
                      -----------
Sections 1, 2, 3, 4, and 5 shall terminate at the end of the Term.

          Section 9.  Notices.  All notices, requests, demands and other
                      -------
communications required or permitted hereunder shall be in writing, shall be deemed to have been duly given when delivered personally or mailed in the United States by registered or certified mail, postage prepaid, or sent by telecopy, addressed as follows:

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              (a)  If to the Company, to it at:

                   United Pan-European Communications, N.V.
                   Fred Roeskestraat 123, 1076 EE
                   Amsterdam, The Netherlands
                   Attention:  General Counsel
                   Fax:  011-3120-778-9841

                   with copies to:

                   United International Holdings, Inc.
                   4643 South Ulster Street
                   Suite 1300
                   Denver, Colorado 80237
                   Attention:  General Counsel
                   Fax:  (303) 770-4207

                   Holme Roberts & Owen
                   1700 Lincoln, Suite 4100
                   Denver, Colorado 80203
                   Attention:  W. Dean Salter, Esq.
                   Fax:  (303) 866-0200

              (b)  If to Stockholder, to it at:

                   Microsoft Corporation
                   One Microsoft Way, Building 8
                   Redmond, WA 98052-6399
                   Fax:  425-936-7329
                   Attention:  Greg Maffei, Chief Financial Officer

                   with a copy to:

                   Microsoft Corporation
                   One Microsoft Way, Building 8
                   Redmond, WA 98052-6399
                   Fax:  425-869-1327
                   Attention: Robert Schulman, General Counsel/Finance and Administration

                   Preston Gates & Ellis
                   5000 Columbia Center
                   Seattle, WA 98104-7078
                   Fax:  206-623-7022
                   Attention:  Kent Carlson

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or to such other person or address or addresses as either party shall specify by notice in accordance with this Section 9. All notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after mailing, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective only when received by the party to whom given.

          Section 10.  Entire Agreement.  This Agreement contains all the terms
                       ----------------
and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

          Section 11.  Applicable Law.  This Agreement shall be governed by
                       --------------
Colorado law without regard to conflicts of law rules.

          Section 12.  Headings.  The headings in this Agreement are for
                       --------
convenience only and are not to be considered in interpreting this Agreement.

          Section 13.  Counterpart Execution.  This Agreement may be executed in
                       ---------------------
any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

          Section 14.  Successors; Assignment.  This Agreement shall be binding
                       ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 15.  Parties in Interest.   Nothing in this Agreement, express
                       -------------------
or implied, is intended to confer upon any person or entity other than the parties hereto and their permitted successors and assigns any benefits, rights or remedies.

          Section 16.  Severability.  The invalidity or unenforceability of any
                       ------------
provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

          Section 17.  Waivers and Amendments.  No waiver of any provision of
                       ----------------------
this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing

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signed by both parties.  The Company may waive rights under this Agreement only with the prior approval of a majority of the Disinterested Directors.

          Executed as of the date set forth above.

                           UNITED PAN-EUROPE COMMUNICATIONS, N.V.,
                             a Netherlands company


                           By: /s/ J. Timothy Bryan
                               -------------------------------------------------
                               Title:  President





                           MICROSOFT CORPORATION,
                             a Washington corporation


                           By: /s/ Robert A. [illegible]
                               -------------------------------------------------
                               Title: Assistant Secretary

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